Exhibit 99.1

NEWS RELEASE

Parsley Energy to Present at the Scotia Howard Weil

2015 Energy Conference in New Orleans on March 24

AUSTIN, Texas, March 19, 2015 – Parsley Energy, Inc. (NYSE: PE) announced today that the Company will participate in the Scotia Howard Weil 2015 Energy Conference to be held in New Orleans.

Bryan Sheffield, Chairman and Chief Executive Officer, is scheduled to make a presentation on Tuesday, March 24. The presentation slides can be accessed by visiting the Investor Relations section of the Company’s website at www.parsleyenergy.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Parsley Energy, Inc.

Brad Smith, CFA

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard ¡ Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

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